               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

         Cellular Technical Services Company, Inc.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 14, 1998

To Our Stockholders:


     The 1998 Annual Meeting of Stockholders of Cellular Technical Services Company, Inc., a Delaware corporation (the "Company"), will be held at 11:00 a.m., local time, on Monday, December 14, 1998, at the Holiday Inn, 173 Sunrise Highway, Rockville Centre, New York, for the following purposes:


     1. To elect two (2) Class I directors to the Company's Board of Directors to hold office until the Company's third Annual Meeting of Stockholders following their election or until their successors are duly elected and qualified;

     2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares available for issuance upon exercise of options granted thereunder from 1,100,000 shares to 1,850,000 shares;

     3. To approve an amendment to the Company's Restated Certificate of Incorporation to effect a stock combination (reverse stock split) pursuant to which the Company's outstanding shares of common stock would be exchanged for new shares of common stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each four outstanding shares to one newly issued share for each ten outstanding shares; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The close of business on October 30, 1998 has been fixed as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for at least 10 days prior to the meeting at the offices of the Company, 2401 Fourth Avenue, Suite 400, Seattle, Washington.

                              By Order of the Board of Directors



                              Kyle R. Sugamele
                              Vice President and Corporate Secretary
Seattle, Washington

November 3, 1998




--------------------------------------------------------------------------------
                                 IMPORTANT NOTE

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. No postage is required if mailed in the United States. This will ensure the presence of a quorum at the meeting and save the Company the expense and extra work of additional solicitation. Sending your Proxy Card will not prevent you from attending the meeting, revoking your proxy and voting your stock in person.

--------------------------------------------------------------------------------

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 14, 1998

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cellular Technical Services Company, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.001 per share (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company to be held on Monday, December 14, 1998, or at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.


     The approximate date that this Proxy Statement and the enclosed proxy are first being sent to stockholders is November 9, 1998. Stockholders are encouraged to review the information provided herein in conjunction with the Company's Annual Report to Stockholders for the year ended December 31, 1997, a copy of which accompanies this Proxy Statement.


     The Board of Directors has set the close of business on October 30, 1998 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of October 15, 1998, there were 22,815,092 shares of Common Stock issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on each matter submitted to stockholders for approval at the Annual Meeting.

                         BUSINESS AT THE ANNUAL MEETING

     At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

     1. The election of two (2) Class I directors to the Company's Board of Directors to hold office until the Company's third Annual Meeting of Stockholders following their election or until their successors are duly elected and qualified;

     2. A proposal to amend the Company's 1996 Stock Option Plan to increase the number of shares available for issuance upon exercise of options granted thereunder from 1,100,000 shares to 1,850,000 shares (the "Plan Amendment Proposal");

     3. A proposal to amend the Company's Restated Certificate of Incorporation to effect a stock combination (reverse stock split) pursuant to which the Company's outstanding shares of Common Stock would be exchanged for new shares of Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each four outstanding shares to one newly issued share for each ten outstanding shares (the "Reverse Split Proposal"); and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth in this Proxy Statement) will be voted in favor of each of the following: (i) the election of the two nominees for director nominated by the Board of Directors as described in this Proxy Statement; (ii) approval of the Plan Amendment Proposal; and (iii) approval of the Reverse Split Proposal. In the event a stockholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made.

1.   ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting, to hold office for a term expiring at the Company's 2001 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors of the Company is divided into three classes, pursuant to the Company's Restated Certificate of Incorporation and Bylaws. The term of office of Class I directors expires at the Company's 1998 Annual Meeting of Stockholders, and the term of office of Class II and III directors expire at the Company's 1999 and 2000 Annual Meetings of Stockholders, respectively. Directors elected to succeed those whose terms expire are elected to a term of office expiring at the third Annual Meeting of Stockholders following their election.

NOMINEES

     The Company's current Class I directors, Joyce S. Jones and James Porter, have been nominated to be reelected as the Class I directors at the Annual Meeting. The Board of Directors has no reason to believe that the nominees will refuse to act or be unable to accept election. However, in the event that one or both of the nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominee, if any, and for such other person(s) as may be designated by the Board of Directors.

CURRENT MEMBERS OF THE BOARD OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides that the number of directors constituting the Company's Board of Directors shall be not less than three nor more than fifteen, as determined by the Company's Bylaws. The Company's Bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors or the Company's stockholders. The Board of Directors has fixed at four the number of directors that will constitute the Board for the ensuing year.

     The current directors of the Company and their respective Classes and terms of office are as set forth below. Biographical information for the directors is provided elsewhere in this Proxy Statement.

        DIRECTOR            CLASS                TERM
        --------            -----             EXPIRES AT
                                              ----------
Joyce S. Jones                I          1998 Annual Meeting
James Porter                  I          1998 Annual Meeting
Lawrence Schoenberg          II          1999 Annual Meeting
Stephen Katz                 III         2000 Annual Meeting


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 1997, the Board of Directors held six meetings and took certain actions on four other occasions by written consent. During 1997, no director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period served on such committees.

     The Compensation and Stock Option Committee has authority over officer compensation and the administration of the Company's stock option plans. During 1997, this committee held two meetings and took certain actions on one other occasion by written consent. It is presently composed of Messrs. Schoenberg and Porter. The Audit Committee has various functions including oversight and review of accounting matters. This committee held one meeting in 1997, and is presently composed of Messrs. Schoenberg and Porter.

DIRECTORS' COMPENSATION

     Each director who is not an officer or employee of the Company receives $1,000 per Board meeting attended and $500 per committee meeting attended and is reimbursed for his or her out-of-pocket expenses incurred in connection with attendance at meetings or other Company business.

     In December 1993, the Board of Directors adopted the 1993 Non-Employee Director Stock Option Plan ("Director Plan") pursuant to which each person who is not a salaried employee of the Company who first becomes a director after December 29, 1993 shall be granted on the date he first becomes a director an option to purchase 20,000 shares of Common Stock and on January 2 of each year beginning with January 2, 1994, each person who is not a salaried employee of the Company and is then a director shall be granted an option to purchase an additional 12,000 shares of Common Stock. The exercise price of each share of Common Stock under any option granted under the Director Plan shall be equal to the fair market value of a share of Common Stock on the date the option is granted.

2.   PROPOSAL TO AMEND 1996 STOCK OPTION PLAN

     In September 1998, the Company's Board of Directors adopted a resolution, subject to approval by the Company's stockholders, to increase the number of shares of Common Stock available for issuance upon exercise of options from 1,100,000 shares to 1,850,000 shares under the Company's 1996 Stock Option Plan (the "Plan").

     The primary purpose of the Plan is to provide additional incentives to attract and retain quality employees and other persons who provide services for the Company by encouraging their stock ownership in the Company. The Board of Directors regards the number of shares presently available for grant under the Plan as insufficient to carry out the purposes of the Plan in the future, and believes that the availability of additional shares is important to the future success and growth of the Company. The Compensation and Stock Option Committee of the Board of Directors has not made any determinations as to the grant of any options which would be covered by the proposed amendment to the Plan.

     The following summary of certain material features of the Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, a copy of which is set forth in the Company's Proxy Statement for the 1997 Annual Meeting of Stockholders on file with the Securities and Exchange Commission ("SEC"). The Company will furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of the Plan requested by any person solicited hereunder.

SHARES SUBJECT TO THE PLAN AND ELIGIBILITY

     The Plan currently authorizes the grant of options to purchase a maximum of 1,100,000 shares of the Company's Common Stock (subject to adjustment as described below) to employees (including officers and directors who are employees) of and consultants to the Company. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the Plan. As of October 15, 1998, options to purchase an aggregate of 909,620 shares of Common Stock have been granted and/or have been exercised under the Plan. The proposed amendment to the Plan would increase the number of shares of Common Stock available for issuance upon exercise of options from 1,100,000 shares to 1,850,000 shares under the Plan.

     As of October 15, 1998, options to purchase an aggregate of 1,048,220 shares of Common Stock have been granted and remain unexercised under the Company's 1991 Non-Qualified Stock Option Plan and 1991 Qualified Stock Option Plan (collectively, the "1991 Plans"). Upon implementation of the Plan in June 1996, the Company ceased the granting of any new options under the 1991 Plans.

TYPE OF OPTIONS

     Options granted under the Plan may either be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options which do not qualify as ISOs ("NQSOs").

ADMINISTRATION

     The Plan is administered by a committee of the Board of Directors (the "Committee") consisting of at least two members of the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. It is also intended that each member of the Committee will be an "outside director" within the meaning of Section 162(m) of the Code. The current members of the Committee are Lawrence Schoenberg and James Porter.

     Among other things, the Committee is empowered to determine, within the express limits contained in the Plan: the employees and consultants to be granted options, the times when options shall be granted, whether an option is to be an ISO or a NQSO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms, conditions or installments relating to the exercisability of each option, whether and under what conditions to accelerate the date of exercise of any option or installment, the form of payment of the exercise price, the amount, if any, required to be withheld with respect to an option, and modifications to an option (with the consent of the optionee). The Committee is also authorized to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for administering the Plan and to construe the Plan.

TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan will be subject to, among other things, the following terms and conditions:

     (a) The exercise price of each option is determined by the Committee; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company's Common

Stock on the date of grant (110% of such fair market value if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

     (b) Options may be granted for terms determined by the Committee; provided, however, that the term of an ISO may not exceed 10 years (5 years if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

     (c) The maximum number of shares of the Company's Common Stock for which options may be granted to an employee in any calendar year is 400,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

     (d) The exercise price of each option is payable in full upon exercise or, if the applicable stock option contract ("Contract") entered into by the Company with an optionee permits, in installments. Payment of the exercise price of an option may be made in cash, certified check, or, if the applicable Contract permits, in shares of the Company's Common Stock or any combination thereof.

     (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee or his or her legal representatives.

     (f) Except as may otherwise be provided in the applicable Contract, if the optionee's relationship with the Company as an employee or consultant is terminated for any reason (other than the death or disability of the optionee), the option may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option. However, if the relationship was terminated either for cause (as defined in the Plan) or without the consent of the Company, the option will terminate immediately. In the case of the death of an optionee while an employee or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability), except as otherwise provided in the Contract, his or her legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. Except as otherwise provided in the Contract, an optionee whose relationship with the Company was terminated by reason of his or her disability may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option. Options are not affected by a change in the status of an optionee so long as he or she continues to be an employee of, or a consultant to, the Company.

     (g) The Company may withhold cash and/or shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount, in cash, promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

     Appropriate adjustments will be made in the number and kind of shares available under the Plan, in the number and kind of shares subject to each outstanding option and the exercise prices of such options, as well as the limitation on the number of shares that may be granted to any employee in any calendar year, in the event of any change in the Company's Common Stock by reason of any stock dividend, split-up, spin off, combination, reclassification, recapitalization, merger in which the Company is not the surviving corporation, exchange of shares or the like. In the event of (a) the liquidation or dissolution of the Company, or (b) a merger in which the Company is not the surviving corporation or a consolidation, any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor on the transaction. The Company shall give each optionee at least 20 days prior notice of any such transaction, advising the optionee of the impact of the transaction on his option.

DURATION AND AMENDMENT OF THE PLAN

     No option may be granted under the Plan after April 23, 2006. The Board of Directors may at any time terminate or amend the Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of options, or increase the maximum number of options that may be granted to an employee in any calendar year, or (b) change the eligibility requirements for persons who may receive options. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX TREATMENT

     The following is a general summary of the federal income tax consequences under current tax law of NQSOs and ISOs. It does not purport to cover all of the special rules, including special rules relating to the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

     An optionee will not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO.

     Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

     Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

     In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

VOTE REQUIRED AND RECOMMENDATION

     The Board of Directors of the Company unanimously recommends a vote "FOR" the Plan Amendment Proposal. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal (excluding broker non-votes), will be required for approval of the Plan Amendment Proposal.

3.   PROPOSAL TO AMEND RESTATED CERTIFICATE OF INCORPORATION

     In September 1998, the Company's Board of Directors adopted resolutions, subject to approval by the Company's stockholders, to amend the Company's Restated Certificate of Incorporation (the "Amendment") to: (i) effect a stock combination (reverse stock split) of the Company's outstanding shares of Common Stock (the "Reverse Split"), and (ii) provide for the payment of cash in lieu of fractional shares otherwise issuable in connection therewith. The Reverse Split will not change the number of the Company's authorized shares of Common Stock or the par value of Common Stock.

     If the Reverse Split is approved, the Company's Board of Directors will have authority, without further stockholder approval, to effect the Reverse Split pursuant to which the Company's outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one New Share for each four Old Shares to one New Share for each ten Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number." The Exchange Number may, within such range, be a whole number or a whole number and fraction of a whole number. The Reverse Split will be effected simultaneously for all Common Stock and the Exchange Number will be the same for all Common Stock.

     In addition, the Company's Board of Directors will have the authority to determine the exact timing of the effective date of the Reverse Split, which may be any time prior to June 30, 1999, without further stockholder approval. Such timing and Exchange Number will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to remain in compliance with the continued listing maintenance requirements of The Nasdaq Stock Market, Inc. ("Nasdaq") and other intended benefits of the Reverse Split to stockholders and the Company. See "--Purpose of the Reverse Split," below.

     The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Split, if, at any time prior to filing the Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Split and in determining the Exchange Number including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Company's Common Stock, business and transactional developments, and the Company's actual and projected financial performance.

     The Reverse Split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the Company's purchase of fractional shares. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

PURPOSES OF THE REVERSE SPLIT

     The Company's Common Stock is quoted on Nasdaq's National Market ("Nasdaq/NMS"). In order for the Common Stock to continue to be quoted thereon, the Company and its Common Stock are required to continue to comply with various listing maintenance standards established by Nasdaq. Among other things, as such requirements pertain to the Company, the Company is required to maintain an adjusted tangible net worth of at least $4,000,000 and its Common Stock must have an aggregate market value of shares held by persons other than officers and directors ("public float") of at least $5,000,000, at least 400 persons who own at least 100 shares, and a minimum bid price of at least $1.00 per share.

     Under Nasdaq's listing maintenance standards, if the closing bid price of the Common Stock is under $1.00 per share for thirty consecutive business days and does not thereafter regain compliance for a minimum of ten consecutive business days during the ninety calendar days following notification by Nasdaq, Nasdaq may de-list the Common Stock from trading on the Nasdaq/NMS. If a de-listing were to occur, the Common Stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets. On September 2, 1998, the Company received a letter from Nasdaq advising it that the Company's Common Stock had not met Nasdaq's minimum bid price closing requirement for thirty consecutive trading days and that, if the Company is unable to demonstrate compliance with this requirement during the ninety calendar days ending December 2, 1998, its Common Stock will be de-listed at the opening of business on December 4, 1998 (subject to the Company's right for a hearing and stay of the de-listing during the hearing period). The Company understands that it is Nasdaq's position that an ability to demonstrate sustained compliance is also required to achieve compliance with this requirement. The principal purpose of the Reverse Split Proposal is to increase the market price of the Company's Common Stock above the Nasdaq minimum bid requirement (which does not adjust for the Reverse Split). Giving the Company's Board of Directors authority to implement the Reverse Split will avoid the need to call a special meeting of, or seek consents from, stockholders under time constraints to authorize a reverse split should it become necessary in order to seek to meet Nasdaq's listing maintenance criteria.

     Furthermore, the Company believes that maintaining the Company's Nasdaq/NMS listing may provide the Company with a broader market for its Common Stock and facilitate the use of the Common Stock in acquisitions and financing transactions in which the Company may engage. There can be no assurance that, even after effectuating the Reverse Split, the Company will continue to meet the minimum bid price and otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq/NMS.

CERTAIN EFFECTS OF THE REVERSE SPLIT

     The following tables illustrate the principal effects of the Reverse Split on the Company's Common Stock:


                                             Prior to              After 1-for-4             After 1-for-7            After 1-for-10
                                          Reverse Stock            Reverse Stock             Reverse Stock            Reverse Stock
                                               Split                    Split                     Split                    Split
------------------------------------------------------------------------------------------------------------------------------------

Number of Shares
Common Stock, .001 par value:
  Authorized.......................           30,000,000               30,000,000               30,000,000              30,000,000
  Outstanding (1)..................           22,815,092                5,703,773                3,259,299               2,281,509
  Available for Future Issuance (2)....        7,184,908               24,296,227               26,740,701              27,718,491

Financial Data: (3)

Stockholders' Equity:
  Common Stock.....................         $     22,815             $      5,704             $      3,259            $       2,282
   Additional Paid-in Capital......           29,931,470               29,948,581               29,951,026               29,952,003
   Accumulated Deficit.............          (21,727,242)             (21,727,242)             (21,727,242)             (21,727,242)
                                            ------------             ------------             ------------            --------------
Total Stockholders' Equity.........         $  8,227,043             $  8,227,043             $  8,227,043            $   8,227,043
                                            ============             ============             ============            ==============
Net (Loss) per share:
  Six months ended June 30, 1998...         $      (0.25)            $      (1.00)            $      (1.75)           $       (2.50)
  Year ended December 31, 1997.....         $      (0.22)            $      (0.88)            $      (1.55)           $       (2.21)

Book Value Per Common Share........         $       0.36             $       1.44             $       2.52            $        3.61



(1) Gives effect to the Reverse Split as if it occurred on the Record Date, subject to adjustment resulting from the repurchase of fractional shares. Upon effectiveness of the Reverse Split, each option right would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the Reverse Split divided by the Exchange Number at the exercise price in effect immediately prior to the Reverse Split multiplied by the Exchange Number.


(2) Upon effectiveness of the Reverse Split, the number authorized shares of Common Stock that are not issued or outstanding would increase depending on the Exchange Number, as reflected in this table. Although this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split Proposal is not being proposed in response to any effort of which the Company is aware to accumulate the Company's shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the Reverse Split Proposal, the Board does not currently contemplate recommending the adoption of any other amendments to the Company's Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

(3) Balance sheet data gives effect to the Reverse Split as if it occurred on June 30, 1998, subject to adjustment resulting from the repurchase of fractional shares.


     Stockholders should recognize that if the Reverse Split is effectuated they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the Amendment divided by the Exchange Number). While the Company expects that the Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in the permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline, the percentage decline may be greater than would pertain in the absence of a Reverse Split. Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

     If the Amendment is approved by the Company's stockholders, and if the Board of Directors still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined the appropriate Exchange Number and the appropriate effective time for such split. The Board may delay effecting the Reverse Split until June 30, 1999 without re-soliciting such stockholder approval. The Reverse Split will become effective on the date of filing the Amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

     As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Split has been effected and of the exact Exchange Number. The Company's transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

FRACTIONAL SHARES

     No scrip or fractional certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock on the last trading day prior to the Effective Date (or if such price is not available, the average of the last bid and ask prices of the Common Stock on such day or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

     Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

NO DISSENTER'S RIGHTS

     Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed Amendment.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

     The following is a summary of certain material federal income tax consequences of the Reverse Split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

     No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Split (except to the extent of any cash received in lieu of a fraction of a New Share). Cash payments in lieu of a fractional New Shares should be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. A Company stockholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share (determined as provided below). Such gain or loss will be capital gain or loss if the payment of cash in lieu of the fractional share is a mere mechanical rounding off of fractions and not separately bargained for consideration, and the payment is "not essentially equivalent to a dividend" with respect to the stockholder under the federal income tax law. For this purpose, a payment is not essentially equivalent to a dividend if it results in a "meaningful reduction" in the stockholder's percentage interest in the Company, taking into account the constructive ownership rules and redemptions of fractional shares from all the stockholders. The Internal Revenue Service has ruled publicly that any reduction in the percentage interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs should constitute a meaningful reduction.

     The aggregate tax basis of the New Shares received in the Reverse Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split.

VOTE REQUIRED AND RECOMMENDATION

     The Board of Directors of the Company unanimously recommends a vote "FOR" the Reverse Split Proposal. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote on this proposal, will be required for approval of the Plan Amendment Proposal.

4.   OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                               SECURITY OWNERSHIP

     The following table sets forth, as of October 15, 1998 (except as otherwise indicated in footnote 3 below), information with respect to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers (as such term is herein defined) and (iv) all directors and executive officers of the Company as a group.


                                                Amount and Nature      Percent of
                                                  of Beneficial       Outstanding
Name and Address of Beneficial Owner (1)          Ownership (2)          Shares
----------------------------------------        -----------------     ------------
Harvey and Phyllis Sandler
  1050 Lee Wagener Blvd.
  Suite 301
  Fort Lauderdale, FL 33315....................... 1,382,616 (3)          6.1%

Stephen Katz .....................................   987,540 (4)          4.2%

Joyce S. Jones ...................................     1,000                 *

Lawrence Schoenberg ..............................    32,000 (5)             *

James Porter .....................................    28,000 (6)             *

Michael E. McConnell .............................   201,528 (7)             *

Kyle R. Sugamele .................................    48,028 (8)             *

All directors and executive officers as a group
(6 persons)....................................... 1,298,096 (9)          5.5%




---------------------------

*  Less than 1%

(1) Pursuant to the rules of the SEC, addresses are only given for holders of 5% or more of the outstanding Common Stock of the Company.

(2) Unless otherwise indicated, each person or group has sole voting and investment power with respect to such shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire within 60 days after October 15, 1998. For purposes of computing the percent of outstanding shares held by each person or group named above as of a given date, any shares which such person or group has the right to so acquire are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person or group.

(3) Information based solely on a Schedule 13D dated July 10, 1997, filed with the SEC by Harvey and Phyllis Sandler.

(4) Includes 542,000 shares subject to currently exercisable options, none of which are at prices lower than the market price of the Company's Common Stock as of October 15, 1998.

(5) Consists of 32,000 shares subject to currently exercisable options, none of which are at prices lower than the market price of the Company's Common Stock as of October 15, 1998.

(6) Includes 20,000 shares subject to currently exercisable options, none of which are at prices lower than the market price of the Company's Common Stock as of October 15, 1998.

(7) Includes 198,528 shares subject to currently exercisable options, none of which are at prices lower than the market price of the Company's Common Stock as of October 15, 1998.

(8) Consists of 47,528 shares subject to currently exercisable options, none of which are at prices lower than the market price of the Company's Common Stock as of October 15, 1998.

(9) Includes an aggregate of 840,056 shares subject to currently exercisable options, none of which are at prices lower than the market price of the Company's Common Stock as of October 15, 1998.

     Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), officers, directors and holders of more than 10% of the outstanding shares of the Company's Common Stock are required to file periodic reports of their ownership of, and transactions involving, the

Company's Common Stock with the SEC. The Company believes that its reporting persons complied with all Section 16 filing requirements applicable to them with respect to the Company's fiscal year ended December 31, 1997, except that James Porter, a director of the Company, filed an Initial Statement of Beneficial Ownership of Securities on Form 3 dated September 12, 1997 (that was due on August 8, 1997) and filed a Statement of Changes of Beneficial Ownership of Securities for the purchase of 2,000 shares of the Company's Common Stock on Form 4 dated September 12, 1997 (that was due on September 10, 1997).

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The name, age, position with the Company and other information with respect to each of its directors and executive officers is as set forth below.


Name                          Age       Position with Company
----                          ---       ---------------------
Stephen Katz                  55   Chairman of the Board of
                                   Directors, Chief Executive
                                   Officer and Acting President
Joyce S. Jones                50   Chief Operating Officer and
                                   Director
Lawrence Schoenberg           66   Director

James Porter                  62   Director


Michael E. McConnell          48   Vice President and Chief
                                   Financial Officer
Kyle R. Sugamele              36   Vice President, General Counsel
                                   and Corporate Secretary



     Stephen Katz, Chairman of the Board of Directors, was Acting Chief Executive Officer and Acting President from November 1992 until February 1994, at which time he became Chief Executive Officer. Mr. Katz was re-appointed as Acting President in September 1998. Mr. Katz has been Chairman of the Board and a director of the Company since its inception and a member of the Management Committee of the predecessor partnership during the entire period of its existence. From September 1984 until September 1995, Mr. Katz was Chairman of the Board, Chief Executive Officer and until September 1993, President of Nationwide Cellular Service, Inc., which was the Company's majority stockholder until May 1992 and its largest stockholder, owning 34% of its outstanding shares, until September 1995. At that time such shares were distributed to Nationwide's stockholders, immediately prior to Nationwide's merger with MCI Communications Corp. ("MCI"). In May 1996, Mr. Katz was appointed Vice-Chairman of the Board and Chief Executive Officer of Global Payment Technologies, Inc. (formerly Coin Bill Validator, Inc.) whose business is currency validation.


     Joyce S. Jones joined the Company in February 1998 as Vice President of Marketing. In September 1998, Ms. Jones was promoted to Chief Operating Officer and Director. Prior to joining the Company, Ms. Jones was founder and President of Creative Business Solutions, a management consulting firm specializing in software startups. From August 1987 to April 1995, Ms. Jones held several positions with Attachmate Corporation, a manufacturer of enterprise data communication software and hardware. From 1993 to 1995, she was Executive Vice President of Worldwide Products in the Office of the President where she was responsible for product strategy, product management, product development, and product marketing. From 1991 to 1993, Ms. Jones held the position of Vice President of System Engineering. Other positions with the company included Product Marketing, Product Management, and Technical Sales Engineer.

     Lawrence Schoenberg joined the Company as a Director in September 1996. Mr. Schoenberg founded AGS Computers, Inc. in 1967 and served as Chief Executive Officer until 1991. The company was sold to NYNEX in 1988. The micro-computer segment subsequently became a part of Merisel, Inc. Mr. Schoenberg also serves as Director of Government Technology Services, Inc. (since December 1991), Merisel, Inc. (since November 1989), SunGuard Data Services, Inc. (since October
1991), and Penn America Group, Inc. (from 1994 to 1997). Former directorships include Systems Center, Inc., which was sold to Sterling Software, Inc., SoftSwitch, Inc., which was sold to Lotus/IBM Corp., Forecross Corporation (from 1993 to June 1996), and Image Business Systems, Inc. (from January 1992 to August 1994).



     James Porter joined the Company as a Director in July 1997. Since February 1997, Mr. Porter has served as Chairman of CCI/Triad Systems Corporation, a provider of information management services and systems with more than 2,000 employees and nearly 15,000 corporate customers worldwide. From September 1985 to February 1997, he was President and Chief Executive Officer of Triad Systems Corp. Mr. Porter is a board member of Silicon Valley Bank, and FirstWave Technologies, all publicly traded companies. He also serves on the Board of Regents of Pepperdine University and is a past member of the board of directors and executive committee of the Information Technology Association of America.



     Michael E. McConnell has been Vice President and Chief Financial Officer of the Company since January 1992. Prior to joining the Company, from April 1991 to December 1991, Mr. McConnell engaged in personal investments. From 1986 to March 1991, Mr. McConnell was the Chief Financial Officer of Delphi Information Systems, Inc., a public company engaged in the development of software systems for the insurance field. Mr. McConnell is a certified public accountant.

     Kyle R. Sugamele joined the Company in July 1995 as Vice President and General Counsel, and was named Corporate Secretary in June 1996. Prior to joining the Company, Mr. Sugamele practiced law at the law firm of Mundt, MacGregor, Happel, Falconer, Zulauf & Hall in Seattle. His practice has involved a wide range of commercial, corporate, banking, and general business matters, with particular emphasis in the protection and licensing of intellectual property and trade secrets, commercial finance, and business transactions.

     The Company's officers are elected annually and serve at the discretion of the Board of Directors for one year subject to any rights provided by employment agreements, such as those described below under "Executive Compensation - Employment Agreements."

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning annual and long-term compensation, paid or accrued, for the Chief Executive Officer and the four other most highly compensated executive officers of the Company including the Company's prior President and Chief Operating Officer (the "Named Executive Officers") for services in all capacities to the Company during the last three fiscal years.

                         Summary Compensation Table (1)


                                                                                         Long-Term
                                                                                       Compensation
                                                  Annual Compensation                     Awards
                                        ------------------------------------------------------------
                                                                                         Securities
                                                                        Other Annual     Underlying       All Other
                            Year         Salary           Bonus         Compensation       Option       Compensation(2)
                            ----         ------           -----         ------------     ----------     ---------------

Stephen Katz                1997        $      0        $      0        $      0               0        $      0
 Chairman of the            1996               0         100,000               0               0               0
 Board of Directors         1995               0               0               0               0               0
 and Chief
 Executive Officer

William C. Zollner          1997         140,340               0          19,217         300,000           2,790
 President and
 Chief Operating
 Officer (3)

Michael E. McConnell        1997         126,000               0               0          15,000           5,203
 Vice President and         1996         122,500          25,000               0          30,000           5,959
 Chief Financial            1995         115,500               0               0           3,820           6,595
 Officer

Stephen F. Elston,          1997         113,681               0               0          30,000           3,755
 Vice President,            1996          48,125               0               0          20,000              75
 Engineering (4)

Douglas F. Anderson         1997         170,351               0               0           9,000           4,172
 Vice President,            1996         125,000          50,000               0          50,000           4,438
 Sales (5)                  1995         115,000               0               0           3,820           1,405



--------------------------------------

(1) None of the Named Executive Officers received any Restricted Stock Awards or LTIP Payouts in 1995, 1996 or 1997.

(2) Primarily represents contributions by the Company to the Named Executive Officers' accounts under a 401K plan, and to a lesser extent, taxable income originating from term life insurance premiums paid on behalf of the Named Executive Officers under the Company's standard employee group benefits plan.

(3) Represents compensation paid to Mr. Zollner from February 19, 1997, when he began his employment as President and Chief Operating Officer. In connection with his employment, the Company made payments to Mr. Zollner or on his behalf related to his relocation, which were deemed to be compensation in the amount of $19,217. In addition, the Company made payments to Mr. Zollner or on his behalf related to his relocation which were not deemed to be compensation in the amount of $45,783. In addition, Mr. Zollner received $16,526 for management consulting services performed during the month prior to his appointment as President and Chief Operating Officer. Mr. Zollner's employment with the Company ceased on September 18, 1998.

(4) Represents compensation paid to Mr. Elston from July 17, 1996. Mr. Elston's employment with the Company ceased on June 2, 1998.

(5) Represents compensation paid to Mr. Anderson in 1997 as a non-refundable draw against incentive compensation to be earned based upon achieving certain revenue and margin performance goals. Such incentives were not earned. Mr. Anderson's employment with the Company ceased on January 29, 1998.

STOCK OPTIONS

     The following table sets forth information as to all grants of stock options to the Named Executive Officers during 1997.

                    OPTION GRANTS IN 1997(1)



                                               Individual Grants
                              ---------------------------------------------------
                                              % of Total                               Potential Realizable Values at
                              Number of         Options                                 Stock Price Appreciation for
                              Securities       Granted to                                     Option Term (3)
                              Underlying       Employees        Exercise  Expiration   ----------------------------
     Name                     Granted(2)        in  1996         Price      Date            At 5%        At 10%
     ----                     ----------       ----------       --------  ----------     ----------      -------
Stephen Katz .......                 0           0.0%      $         0       --          $        0    $        0
William C.Zollner ..           300,000          39.1            11.375    2/18/07         2,146,103     5,438,646
Michael E. McConnell            15,000           2.0             6.375    7/7/07             60,138       152,402
Stephen F. Elston ..            30,000           3.9             6.375    7/7/07            120,276       304,803
Douglas F. Anderson              9,000           1.2             6.375    7/7/07             36,083        91,441


--------------------------------------

(1) No stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 1996.

(2) The options become exercisable in cumulative annual installments of 20% per year on each of the first five anniversaries of the grant date. The options are exercisable over a ten-year period.

(3) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates established by the SEC and are not intended to forecast future appreciation of the Company's stock price. The Company did not use an alternative formula for a grant date valuation as it is unaware of any formula which would determine with reasonable accuracy a present value based upon future unknown factors. In order to realize the potential values set forth under the columns headed "At 5%" and "At 10%", the price per share of the Company's Common Stock at the end of the ten-year option term would be $10.38 and $16.54, respectively for all officers except Mr. Zollner, whose price per share would be $18.53 and $29.50 respectively.

     The following table sets forth information with respect to the exercise of stock options during 1997 by the Named Executive Officers and unexercised options held by them on December 31, 1997.

  AGGREGATED OPTION EXERCISES IN 1997 AND DECEMBER 31, 1997 OPTION VALUES (1)


                                                       Number of Securities
                                                      Underlying Unexercised         Value of Unexercised
                           Shares                          Options at              In-the-Money Options at
                          Acquired        Value          December 31, 1997             December 31, 1997
Name                    on Exercise      Realized     Exercisable/Unexercisable   Exercisable/Unexercisable (2)
----                    -----------      --------     -------------------------   -----------------------------

Stephen Katz .......             0       $     0            542,000/160,000            $177,210/$0
William C. Zollner .             0             0                  0/300,000                    0/0
Michael E. McConnell             0             0             155,528/91,292          94,896/31,131
Stephen F. Elston ..             0             0               4,000/46,000                    0/0
Douglas F. Anderson              0             0              39,528/79,292                    0/0



--------------------------------------

(1) There were no SAR exercises during 1995 and no SARs were outstanding at December 31, 1996.

(2) The closing price for the Company's Common Stock as reported on the NASDAQ National Market on December 31, 1997 was $2.97 per share. Value is calculated by multiplying (a) the difference between $2.97 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

     Effective February 19, 1997, the Company entered into an employment agreement with William C. Zollner to serve as President and Chief Operating Officer of the Company. Mr. Zollner's employment with the Company ceased on September 18, 1998, and the employment agreement was terminated as of such date. The employment agreement included the provision of certain additional benefits to Mr. Zollner in the event of certain circumstances, including circumstances involving a "change in control" of the Company during the term of the employment agreement.

     Effective January 1, 1993, the Company entered into an employment agreement with Michael E. McConnell to serve as Vice President and Chief Financial Officer of the Company. The agreement expires on December 31, 1998. Mr. McConnell's annual base salary is currently $126,000 and he is further eligible to receive, at the discretion of the Company, an annual bonus in an aggregate amount of up to fifty percent (50%) of his annual base salary based upon the Company meeting certain operating goals and objectives, including financial performance, as established from time to time by the Company. In the event of a "Change of Control" of the Company, Mr. McConnell will be entitled to a lump sum severance payment equal to the sum of (i) his annual base salary and highest annual bonus paid during the term of the agreement and (ii) the sum of his unpaid base salary through the date of termination and a pro rata portion of the highest annual bonus awarded him during the term of the employment agreement. A "Change in Control" is deemed to occur upon (i) the acquisition of 20% or more of the outstanding Common Stock or voting power of the Company (by other than Mr. McConnell or a Company employee benefit plan or pursuant to a purchase directly from the Company), (ii) the Incumbent Directors, as defined, becoming less than a majority of the Board of Directors, or (iii) a reorganization, merger, consolidation, liquidation or dissolution of the Company or a sale of substantially all of its assets unless, among other things, at least 60% of the shares of the successor in said reorganization, merger or consolidation or transferee of such assets are owned by the owners of the Company's Common Stock prior to such transaction.

     Effective July 17, 1996, the Company entered into an employment agreement with Stephen Elston to serve as Vice President - Engineering of the Company. Mr. Elston's employment with the Company ceased on June 2, 1998, and the employment agreement was terminated as of such date. The employment agreement included the provision of certain additional benefits to Mr. Elston in the event of certain circumstances, including circumstances involving a "change in control" of the Company during the term of the employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1997, the Compensation and Stock Option Committee of the Board of Directors of the Company consisted of Jay Goldberg (who resigned in February 1998 and was replaced by James Porter in March 1998) and Lawrence Schoenberg.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company did not engage in any material related party transactions in its 1997 fiscal year.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph on the following page shall not be incorporated by reference to any such filings.

              REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                    CELLULAR TECHNICAL SERVICES COMPANY, INC.

     The Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee") is currently comprised of Messrs. James Porter and Lawrence Schoenberg, both outside directors of the Company. The Committee reviews and approves all decisions relating to the compensation, bonus, and stock option grants for the officers of the Company. The Committee also reviews guidelines for compensation, bonus, and stock option grants for non-officer employees.

     It is the philosophy of the Committee that officers of the Company are paid salaries in line with their responsibilities, and that other compensation of officers should be closely aligned with the financial performance of the Company. Therefore, benefits are provided to management through stock option incentives and bonuses which are generally consistent with the goal of closely coordinating the rewards to management with the maximization of stockholder return. In reviewing Company performance, consideration is given to sales and earnings and an evaluation is made of strategic planning and the Company's progress in that regard. Also taken into consideration are external economic factors that affect results of operations. An attempt is also made to maintain compensation within the market range. Although review of individual performance is primarily tied to the performance of the Company, it is also, to a lesser extent, subjective.


     The Committee annually reviews and evaluates the compensation of Stephen Katz, the Chief Executive Officer. The Committee generally examines the same factors for Mr. Katz as it examines with respect to the other officers.


     During its fiscal year ended December 31, 1997, the Company granted 300,000 stock options to William C. Zollner as an inducement for him to join the Company as President and Chief Operating Officer and not as compensation for performance. In addition, the Company granted stock options to its other officers (excluding the Chief Executive Officer) in consideration for their on-going efforts to enhance the strategic market position of the Company. No bonuses were granted to the officers of the Company during fiscal year 1997.

     The Committee has not yet developed a policy with respect to amending pay policies or asking stockholders to vote on "pay for performance" plans in order to qualify compensation in excess of $1 million a year which might be paid to the five highest paid executives for federal tax deductibility. The Committee intends to continue to monitor this matter and will balance the interests of the Company in maintaining flexible incentive plans against the possible loss of a tax deduction should taxable compensation for any of the five highest-paid executives exceed $1 million in future years.

     The foregoing report is approved by all members of the Committee.

                                       Compensation and Stock Option Committee



                                       James Porter
                                       Lawrence Schoenberg

                                PERFORMANCE GRAPH

          Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company's Common Stock since December 31, 1992, with the NASDAQ Stock Market Index (U.S.) And the NASDAQ Computer & Data Processing Index. The graph assumes that $100 was invested on December 31, 1992 in the Company's Common Stock and each of the indices and that all dividends on the stocks included in the NASDAQ indices were reinvested. No cash dividends were paid on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance.

                              [PERFORMANCE GRAPH]


                                              12/31/92   12-31-93   12-31-94   12-31-95   12-31-96   12-31-97
                                              --------   --------   --------   --------   --------   --------
Cellular Technical Services Company, Inc.      100.0      472.3      539.8      857.8     1,522.9     228.9
NASDAQ Stock Market Index (U.S.)               100.0      114.7      112.2      158.6       195.1     239.5
NASDAQ Computer & Data Processing Inde         100.0      105.8      128.5      195.7       241.6     296.7

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young, LLP, independent public accountants, served as the Company's independent public accountants for the year ended December 31, 1997. One or more representatives of that firm are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

                         QUORUM AND VOTING REQUIREMENTS

     Quorum: The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum.

     Vote Required: Directors are elected by a plurality of votes of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of the majority of shares of Common Stock represented by all outstanding shares of Common Stock will be required for approval of the Reverse Split Proposal. The affirmative vote of the majority of shares of Common Stock represented, in person or by proxy, at the Annual Meeting will be required for approval of the Plan Amendment Proposal, as well as any other matter that is being submitted to a vote of the stockholders.

     Effect of Abstentions and Broker Non-Votes: Shares subject to abstention with respect to any matter are considered shares entitled to, and voted, with respect to that matter. Shares subject to broker non-votes with respect to any matter are not considered as shares entitled to vote with respect to that matter. Abstentions and broker non-votes will not have the effect of votes in favor of or in opposition to the election of a director. However, because the affirmative vote of the majority of shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the Plan Amendment Proposal, abstentions will have the effect of votes "against" the Plan Amendment Proposal, but broker non-votes will not affect the results of the vote thereon. In addition, because the affirmative vote of the majority of shares of Common Stock represented by all outstanding shares of Common Stock will be required for approval of the Reverse Split Proposal, abstentions and broker non-votes will have the effect of votes "against" the Reverse Split Proposal.

                             SOLICITATION OF PROXIES

     The proxy accompanying this Proxy Statement is solicited on behalf of the Company's Board of Directors. Proxies may be solicited by officers, directors, and employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, or messenger, or via the Internet. The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders, and the enclosed proxy is to be borne by the Company. The Company also may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

     The giving of a proxy does not preclude the right to vote in person should you so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Corporate Secretary at the Company's Seattle office a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

                              STOCKHOLDER PROPOSALS

     Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for the Company's 1999 Annual Meeting of Stockholders must submit the proposal to the Company no later than January 15, 1999. Stockholders who intend to present a proposal at the 1999 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than April 1, 1999. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. All such submissions and notices must be provided to Cellular Technical Services Company, Inc., 2401 Fourth Avenue, Suite 400, Seattle, Washington 98121, Attention: Corporate Secretary.

                               FORM 10-K EXHIBITS

     The Company will furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of any exhibit to the Company's Annual Report on Form 10-K requested by any person solicited hereunder.


                              By Order Of The Board of Directors



                              Kyle R. Sugamele
                              Vice President and Corporate Secretary
Seattle, Washington

November 3, 1998

                                    APPENDIX 1

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 14, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned holder of Common Stock of Cellular Technical Services Company, Inc., a Delaware corporation (the "Company"), hereby appoints STEPHEN KATZ and JOYCE S. JONES, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of the Company, to be held on Monday, December 14, 1998, at 11:00 a.m., local time, at the Holiday Inn, 173 Sunrise Highway, Rockville Centre, New York and at any adjournments or postponements thereof.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF BUSINESS ITEMS 1, 2 AND 3 LISTED BELOW.

1.  Election of Joyce S. Jones and James Porter, as Class I directors.

    [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any).

          (INSTRUCTIONS: to withhold authority to vote for an individual nominee, print that nominee's name on the line provided below.)

          ______________________________________________________________________

    [ ]   VOTE WITHHELD from all nominees.

2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of the Company's common stock available for issuance upon exercise of options granted thereunder from 1,100,000 shares to 1,850,000 shares.

     [ ]  FOR       [ ]  AGAINST   [ ]  ABSTAIN

3. To approve an amendment to the Company's Restated Certificate of Incorporation to effect a stock combination (reverse stock split) pursuant to which the Company's outstanding shares of common stock would be exchanged for new shares common stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each four outstanding shares to one newly issued share for each ten outstanding shares.

     [ ]  FOR       [ ]  AGAINST   [ ]  ABSTAIN

4. Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

                               (see reverse side)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF BUSINESS ITEMS 1, 2 AND 3 LISTED ON THE REVERSE SIDE.

     The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement, and (iii) the Company's 1997 Annual Report.



                  Dated:____________________________________________, 1998


                  ________________________________________________________
                               (Signature of Stockholder)


                  ________________________________________________________
                       (Signature of Stockholder - if held jointly)


                  IMPORTANT NOTE: Please sign exactly as your name appears hereon and mail it promptly even if you plan to attend the meeting. For jointly owned shares, each owner should sign. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. If signing as a corporation, please sign in full corporate name by a duly authorized officer. If signing as a partnership, please sign in partnership name by a duly authorized person.


                 PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND
                   PROMPTLY MAIL IT IN THE ENVELOPE PROVIDED.
             NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.




                                       2